As filed with the Securities and Exchange Commission on February 24, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

General Electric Company

(Exact Name of Registrant as Specified in Its Charter)

New York

(State or Other Jurisdiction of Incorporation or Organization)

14-0689340

(I.R.S. Employer Identification No.)

3135 Easton Turnpike

Fairfield, Connecticut 06828

(Address of Principal Executive Offices)

GE Savings and Security Program

(Full Title of the Plan)

Christoph A. Pereira

Senior Corporate, Securities and Finance Counsel

General Electric Company

3135 Easton Turnpike

Fairfield, Connecticut 06828

(Name and Address of Agent for Service)

(203) 373-2663

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (c)	Amount of Registration Fee (c)
GE S&S U.S. Equity Fund Units	40,000,000	$42.69(a)	$1,707,600,000	$195,690.96
GE S&S Income Fund Units	100,000,000	$11.75(b)	$1,175,000,000	$134,655.00

(a)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The maximum offering price per unit is based on the book value (the net asset value) of the U.S. Equity Fund Units determined on February 22, 2012, which was $42.69 per unit.

(b)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act. The maximum offering price per unit is based on the book value (the net asset value) of the Income Fund Units determined on February 21, 2012, which was $11.75 per unit.

(c)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Calculated in accordance with Section 6 of the Securities Act and Rule 457 under the Securities Act by multiplying 0.00011460 and the proposed maximum aggregate offering price.

INTRODUCTION

This Registration Statement on Form S-8 is filed by General Electric Company, a New York corporation (the “Company” or the “Registrant” or “we”), relating to 40,000,000 GE S&S U.S. Equity Fund (formerly the GE S&S Program Mutual Fund) (the “U.S. Equity Fund”) units (the “U.S. Equity Fund Units”) and 100,000,000 GE S&S Income Fund (formerly the GE S&S Long-Term Interest Fund) (the “Income Fund” and, together with the U.S. Equity Fund, the “Funds”) units (the “Income Fund Units” and, together with the U.S. Equity Fund Units, the “Units”), each to be offered and sold under the GE Savings and Security Program (the “Plan”). The Company’s Registration Statement on Form S-8, dated November 7, 2011 (SEC file number 333-177805), previously registered an indeterminate amount of interests in the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Item 2.	Registrant Information and Employee Plan Annual Information*

*	Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Certain Documents by Reference

The following documents, previously filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:

(1)	The Annual Report on Form 10-K for the fiscal year ended December 31, 2011 we filed with the SEC on February 24, 2012.

In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter referred to as “Company Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Company’s Annual Report on
Form 10-K covering such year shall cease to be Company Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

In addition to the foregoing, the following documents previously filed by the Funds with the SEC pursuant to the Investment Company Act of 1940, as amended (the “Investment Company Act”), are incorporated by reference into this Registration Statement:

(1)	The Annual Report on Form N-CSR for the fiscal year ended December 31, 2010, as filed with the SEC on March 9, 2011; and

(2)	The Quarterly Reports on Form N-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011, as filed with the SEC on May 23, 2011, August 26, 2011 and November 28, 2011, respectively.

In addition, all documents subsequently filed with respect to the U.S. Equity Fund or Income Fund pursuant to Rule 30d-1 under the Investment Company Act prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents listed above, being hereafter referred to also as “Fund Incorporated Documents”); provided, however, that the documents listed above or subsequently filed under the Investment Company Act with respect to the U.S. Equity Fund and Income Fund in each year during which the offering made by this Registration Statement is in effect prior to the filing with the SEC of the Annual Report on Form N-CSR for the U.S. Equity Fund and Income Fund covering such year shall cease to be Fund Incorporated Documents or be incorporated by reference in this Registration Statement from and after the filing of such Annual Reports.

Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Company Incorporated Document or Fund Incorporated Document modifies or supersedes such statement. Any statement contained in an Incorporated Document or Fund Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Company Incorporated Document or Fund Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

The Registrant’s Exchange Act file number with the SEC is 001-00035. The U.S. Equity Fund’s Investment Company Act file number with the SEC is 811-01494, and the Income Fund’s Investment Company Act file number with the SEC is 811-21435.

Item 4.	Description of Securities.

The Plan is a defined contribution plan sponsored by the Company pursuant to which participants are permitted to contribute (on a pre-tax or after-tax basis) up to 30% of their eligible compensation, subject to U.S. Internal Revenue Code limits, and the Company makes a matching contribution of 50% of employees’ contributions up to a maximum of 7% or 8% (depending on the participant’s employment commencement date) of their eligible compensation. Participants are immediately vested in amounts contributed to the Plan and any earnings thereon. Participants direct the investment of their Plan accounts and can choose to invest in one or more available investment options, including the U.S. Equity Fund and the Income Fund. Amounts invested in the U.S. Equity Fund and the Income Fund are used to purchase the selected investments, denominated as U.S. Equity Fund Units or Income Fund Units, respectively, at their net asset value per unit determined on the day as of which the amounts are credited to participants’ accounts (or, the next New York Stock Exchange trading day if such day is not a trading day). Any investment earnings in the U.S. Equity Fund and the Income Fund automatically are reinvested in the same investment option. Participants can change their investment elections at any time and can reallocate their investment balances up to 12 times per quarter. Participants can make withdrawals from their Plan accounts as follows: (a) subject to certain limitations under the Plan and U.S. Internal Revenue Code, terminated participants can make a withdrawal of their account balances in a lump sum or in installments (up to four per year); and (b) employed participants can make hardship withdrawals or, with respect to after-tax contributions, Company matching contributions and any associated earnings, up to seven withdrawals per year.

The Funds are New York common law trusts that are registered with the SEC as investment companies. GE Asset Management Incorporated (“GEAM”) serves as investment advisor to these Funds. Each Fund has obtained special relief, pursuant to an order granted by the SEC under Section 6(b) of the Investment Company Act, to operate as an “employees’ securities company” as defined in Section 2(a)(13) of the Investment Company Act.

The U.S. Equity Fund invests at least 80% of its net assets under normal circumstances in equity securities of U.S. companies, such as common and preferred stocks, but also may invest to a lesser extent in foreign (non-U.S.) securities and debt securities and various types of derivatives. The Income Fund invests at least 80% of its net assets under normal circumstances in debt securities, and invests primarily in a variety of investment grade debt securities such as U.S. Government securities, mortgage-backed securities, corporate bonds and money market instruments, with a weighted average maturity that is normally about five to ten years, but is subject to no limitation with respect to the maturities of the instruments in which it may invest.

Item 5.	Interests of Named Experts and Counsel

Certain legal matters with respect to the validity of the Units to be issued under this Registration Statement have been passed upon for the Company by Paul Hastings LLP, New York, New York.

Item 6.	Indemnification of Directors and Officers

Section 721 of the New York Business Corporation Law – hereinafter referred to as the “NYBCL” – provides that, in addition to indemnification provided in Article 7 of the NYBCL, a corporation may indemnify a director or officer by a provision contained in the certificate of incorporation or bylaws or by a duly authorized resolution of its shareowners or directors or by agreement, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

Section 722(a) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party to any action other than a derivative action, whether civil or criminal, against judgments, fines, amounts paid in settlement and reasonable expenses actually and necessarily incurred as a result of such action, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful.

Section 722(c) of the NYBCL provides that a corporation may indemnify a director or officer made, or threatened to be made, a party in a derivative action, against amounts paid in settlement and reasonable expenses actually and necessarily incurred by him in connection with the defense or settlement of such action, or in connection with an appeal therein if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification will be available under Section 722(c) of the NYBCL in respect of (1) a threatened or pending action which is settled or otherwise disposed of, or (2) any claim as to which such director or officer shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application, that, in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

Section 723 of the NYBCL specifies the manner in which payment of indemnification under Section 722 of the NYBCL or indemnification permitted under Section 721 of the NYBCL may be authorized by the corporation. It provides that indemnification by a corporation is mandatory in any case in which the director or officer has been successful, whether on the merits or otherwise, in defending an action. In the event that the director or officer has not been successful or the action is settled, indemnification must be authorized by the appropriate corporate action as set forth in Section 723.

Section 724 of the NYBCL provides that, upon application by a director or officer, indemnification may be awarded by a court to the extent authorized under Section 722 and Section 723 of the NYBCL. Section 725 of the NYBCL contains certain other miscellaneous provisions affecting the indemnification of directors and officers.

Section 726 of the NYBCL authorizes a corporation to purchase and maintain insurance to indemnify (1) a corporation for any obligation that it incurs as a result of the indemnification of directors and officers under the provisions of Article 7 of the NYBCL, (2) directors and officers in instances in which they may be indemnified by a corporation under the provisions of Article 7 of the NYBCL, and (3) directors and officers in instances in which they may not otherwise be indemnified by a corporation under such section, provided the contract of insurance covering such directors and officers provides, in a manner acceptable to the New York State Superintendent of Insurance, for a retention amount and for co-insurance.

Section 6 of the Company’s Certificate of Incorporation, as amended, provides, in part, as follows:

A person who is or was a director of the corporation shall have no personal liability to the corporation or its shareholders for damages for any breach of duty in such capacity except that the foregoing shall not eliminate or limit liability where such liability is imposed under the Business Corporation Law of the State of New York.

Article XI of the Company’s By-laws, as amended, provides, in part, as follows:

A.	The Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, indemnify any person who is or was or has agreed to become a director or officer of the Company and who is or was made or threatened to be made a party to or is involved in any threatened, pending or completed action, suit, arbitration, alternative dispute mechanism, inquiry, investigation, hearing or other proceeding (including any appeal therein), whether civil, criminal, administrative or investigative, legislative or otherwise including an action by or in the right of the Company to procure a judgment in its favor and an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which such person is serving, has served or has agreed to serve in any capacity at the request of the Company, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Company, or, while a director or officer of the Company, is or was serving or has agreed to serve such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity, against (i) judgments, fines, amounts paid or to be paid in settlement, taxes or penalties, and (ii) costs, charges and expenses, including attorney’s fees, incurred in connection with such proceeding, provided, however, that no indemnification shall be provided to any such person if a judgment or other final adjudication adverse to the director or officer and from which there is no further right to appeal establishes that (i) his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and, in either case, were material to the cause of action so adjudicated, or (ii) he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled. Notwithstanding the foregoing, except as provided in Paragraph E with respect to a suit to enforce rights to indemnification or advancement of expenses under this Article XI, the Company shall be required to indemnify a director or officer under this Paragraph A in connection with any suit (or part thereof) initiated by such person only if such suit (or part thereof) was authorized by the Board of Directors.

B.	In addition to the right to indemnification conferred by Paragraph A, a director or officer of the Company shall, to the fullest extent permitted by applicable law as the same exists or may hereafter be in effect, also have the right to be paid by the Company the expenses incurred in defending any proceeding in advance of the final disposition of such proceeding upon delivery to the Company of an undertaking by or on behalf of such person to repay any amounts so advanced if (i) such person is ultimately found, under the procedure set forth in Paragraph C or by a court of competent jurisdiction, not to be entitled to indemnification under this Article XI or otherwise, or (ii) where indemnification is granted, to the extent the expenses so advanced by the Company exceed the indemnification to which such person is entitled.

C.	To receive indemnification under Paragraph A, a director or officer of the Company shall submit to the Company a written request, which shall include documentation or information that is necessary to determine the entitlement of such person to indemnification and that is reasonably available to such person. Upon receipt by the Company of a written request for indemnification, if required by the New York Business Corporation Law, a determination with respect to the request shall be made (i) by the Board of Directors, acting by a quorum consisting of directors who are not parties to the proceeding upon a finding that the director or officer has met the applicable standard of conduct set forth in the New York Business Corporation Law, or (ii) if a quorum of such disinterested directors is not obtainable, or even if obtainable, if a quorum of disinterested directors so directs, by the Board of Directors upon the opinion in writing of independent legal counsel that indemnification is proper in the circumstances because the director or officer has met the applicable standard of conduct set forth in the New York Business Corporation Law or by the shareholders upon a finding that such person has met such standard of conduct. The determination of entitlement to indemnification shall be made, and such indemnification shall be paid in full, within 90 days after a written request for indemnification has been received by the Company. Upon making a request for indemnification, a director or officer shall be presumed to be entitled to indemnification and the burden of establishing that a director or officer is not entitled to indemnification under this Article XI or otherwise shall be on the Company.

D.	To receive an advancement of expenses under Paragraph B, a director or officer shall submit to the Company a written request, which shall reasonably evidence the expenses incurred by such person and shall include the undertaking required by Paragraph B. Expenses shall be paid in full within 30 days after a written request for advancement has been received by the Company.

E.	If a claim for indemnification or advancement of expenses is not paid in full by the Company or on its behalf within the time frames specified in Paragraph C or D, as applicable, a director or officer of the Company may at any time thereafter bring suit against the Company in a court of competent jurisdiction to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, such person shall be entitled to be paid also the expense of prosecuting or defending such suit. In any suit brought by a director or officer of the Company to enforce a right to indemnification or advancement of expenses under this Article XI, or brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that such person is not entitled to be indemnified, or to such advancement of expenses, under this Article XI or otherwise shall be on the Company.

F.	The rights conferred by this Article XI shall be contract rights and shall vest at the time a person agrees to become a director or officer of the Company. Such rights shall continue as to a person who has ceased to be a director or officer of the Company and shall extend to the heirs and legal representatives of such person. Any repeal or modification of the provisions of this Article XI shall not adversely affect any right or protection hereunder of any director or officer in respect of any act or omission occurring prior to the time of such repeal or modification.

The Registrant has purchased certain liability insurance for its officers and directors as permitted by Section 726 of the NYBCL.

Article XI, Section 1 of the Trust Agreements for the Funds (the “Trust Agreements”) provides that the trustees of the Funds (the “Fund Trustees”) shall not be liable for the making, retention or sale of any investment or reinvestment made by them as provided in the Trust Agreements or for any loss or diminishment of the assets of the Funds resulting therefrom, unless caused by their fraud, dishonesty or self-dealing, or willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of their office.

Article XI, Section 2 of the Trust Agreements provides that except as provided in Section XVII of the Plan, no liability shall attach to the Fund Trustees under or by reason of the terms, conditions and provisions contained in the Plan, the Rules of the Funds or the Trust Agreements, or for acts or decisions taken or made thereunder. Article XI, Section 2 of the Trust Agreements further provides that the Fund Trustees shall not be accountable for valuation of assets of the Funds made and verified by them in good faith in accordance with the procedures set forth in the Rules of the Funds and, to the extent provided by law, the Fund Trustees shall not be liable for any act or action, whether of commission or omission, taken by any committee, person or persons to whom any delegation is made under the terms of the Trust Agreements or the Rules of the Funds.

Section XVII of the Plan provides that no Fund Trustee shall be liable for any act or action, whether of commission or omission, taken by any other trustee (the “Trustee”) of the GE Savings and Security Trust (the “Trust”), Fund Trustee, member of the GE Pension Board or the Committee, as defined in the GE Pension Plan, or other fiduciary with respect to the Plan, including the Trust, the U.S. Equity Fund and the Income Fund, or by any officer, agent, or employee, the authority of such persons being exercisable severally and not jointly and the powers, duties, obligations and responsibilities of each such person being limited to those specifically allocated to such person by or in accordance with the terms of the Plan; nor shall such person be liable for anything done or omitted to be done by himself, except on account of his own acts done in bad faith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Fund Trustees, officers and controlling persons of the U.S. Equity Fund or Income Fund pursuant to the Trust Agreements, the Plan or otherwise, the Funds are aware that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the U.S. Equity Fund or Income Fund of expenses incurred or paid by the Fund Trustees, officers or controlling persons of the Funds in connection with the successful defense of any act, suit or proceeding) is asserted by the Fund Trustees, officers or controlling persons in connection with U.S. Equity Fund Units and Income Fund Units being registered, the Funds will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

Exhibit No.	Description

3.1	The Company’s Certificate of Incorporation, as amended (Incorporated by reference to Exhibit 3(a) of the Company’s Quarterly Report on Form 10-Q dated November 7, 2011 (SEC file number 001-00035))

3.2	The Company’s By-Laws, as amended (Incorporated by reference to Exhibit 3(ii) of the Company’s Current Report on Form 8-K dated February 14, 2011 (SEC file number 001-00035))

4.1	Rules of the Funds*

5.1	Opinion of Paul Hastings LLP*

5.2	Internal Revenue Service determination letter dated August 19, 2010 relating to the GE Savings and Security Program (Incorporated by reference to Exhibit 5.2 of the Company’s Registration Statement on Form S-8 dated November 7, 2011 (SEC file number 333-177805))

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to the Company’s Form 10-K for the fiscal year ended December 31, 2011*

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm relating to the U.S. Equity Fund’s and Income Fund’s Forms N-CSR for the fiscal year ended December 31, 2010*

23.3	Consent of Paul Hastings LLP (included in Exhibit 5.1)

24.1	Power of Attorney of General Electric Company*

24.2	Power of Attorney of the U.S. Equity Fund*

24.3	Power of Attorney of the Income Fund*

*	Filed herewith

Item 9.	Undertakings

1.	The undersigned Registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(b)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(c)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.	The undersigned Registrant hereby further undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Company. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 24th day of February, 2012.

GENERAL ELECTRIC COMPANY

By:	/s/ Brackett B. Denniston
Name:	Brackett B. Denniston
Title:	Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

*Jeffrey R. Immelt	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 24, 2012

*Keith S. Sherin	Vice Chairman and Chief Financial Officer (Principal Financial Officer)	February 24, 2012

*Jamie S. Miller	Vice President, Controller and Chief Accounting Officer (Principal Accounting Officer)	February 24, 2012

*W. Geoffrey Beattie	Director	February 24, 2012

*James I. Cash, Jr.	Director	February 24, 2012

*Ann M. Fudge	Director	February 24, 2012

*Susan Hockfield	Director	February 24, 2012

*Andrea Jung	Director	February 24, 2012

*Alan G. Lafley	Director	February 24, 2012

*Robert W. Lane	Director	February 24, 2012

*Ralph S. Larsen	Director	February 24, 2012

*Rochelle B. Lazarus	Director	February 24, 2012

*James J. Mulva	Director	February 24, 2012

*Sam Nunn	Director	February 24, 2012

*Roger S. Penske	Director	February 24, 2012

*Robert J. Swieringa	Director	February 24, 2012

*James S. Tisch	Director	February 24, 2012

*Douglas A. Warner III	Director	February 24, 2012

A Majority of the Board of Directors.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

The GE S&S U.S. Equity Fund. Pursuant to the requirements of the Securities Act, the trustees of the GE S&S U.S. Equity Fund have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 24th day of February, 2012.

GE S&S U.S. EQUITY FUND

By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

* Dmitri L. Stockton	Trustee	February 24, 2012

* George A. Bicher	Trustee	February 24, 2012

* Paul M. Colonna	Trustee	February 24, 2012

* Michael J. Cosgrove	Trustee	February 24, 2012

* Gregory B. Hartch	Trustee	February 24, 2012

*Ralph R. Layman	Trustee	February 24, 2012

*Matthew J. Simpson	Trustee	February 24, 2012

* Donald W. Torey	Trustee	February 24, 2012

* David Wiederecht	Trustee	February 24, 2012

* Tracie Ann Winbigler	Trustee	February 24, 2012

A Majority of the Trustees.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

The GE S&S Income Fund. Pursuant to the requirements of the Securities Act, the trustees of the GE S&S Income Fund have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the Town of Fairfield, State of Connecticut, on this 24th day of February, 2012.

GE S&S INCOME FUND

By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Name	Title	Date

* Dmitri L. Stockton	Trustee	February 24, 2012

* George A. Bicher	Trustee	February 24, 2012

* Paul M. Colonna	Trustee	February 24, 2012

* Michael J. Cosgrove	Trustee	February 24, 2012

* Gregory B. Hartch	Trustee	February 24, 2012

*Ralph R. Layman	Trustee	February 24, 2012

*Matthew J. Simpson	Trustee	February 24, 2012

* Donald W. Torey	Trustee	February 24, 2012

* David Wiederecht	Trustee	February 24, 2012

* Tracie Ann Winbigler	Trustee	February 24, 2012

A Majority of the Trustees.

* By:	/s/ Christoph A. Pereira
Christoph A. Pereira
Attorney-in-Fact